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Exhibit 32.1

SECTION 1350 CERTIFICATE

        In connection with the Annual Report of VIASYS Healthcare Inc. (the "Company") on Form 10-K for the year ended January 1, 2005, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we, Randy H. Thurman and Martin P. Galvan, Chief Executive Officer and Chief Financial Officer, respectively, of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)
The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)
The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

March 17, 2005

/s/ RANDY H. THURMAN Randy H. Thurman
Chairman of the Board, President and Chief Executive Officer
/s/ MARTIN P. GALVAN Martin P. Galvan
Senior Vice President and Chief Financial Officer

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SECTION 1350 CERTIFICATE